UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 15, 2008

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 15, 2008, MAIR Holdings, Inc. (the “Company”) closed on an agreement with UMB Bank, N.A. (“UMB”) and the Cincinnati/Northern Kentucky International Airport (the “Airport”) to defease the bonds associated with the Company’s hangar facility at the Airport and terminate the related ground lease.  The Company’s former subsidiary, Mesaba Aviation, Inc. (“Mesaba”), leased the facility at the Airport prior to Mesaba’s bankruptcy in October 2005, but vacated the facility and ceased making the required lease payments on it in November 2005. In accordance with the Company’s guaranty, the Company has made all required bond and ground lease payments due since November 2005.

In April 2006, in exchange for the bondholders forbearing acceleration of the bonds, the Company delivered a letter of credit to the bondholders to assure payment of the bonds.  Subsequently, Mesaba assumed and assigned the related ground lease to the Company.  The Airport consented to the assignment of the ground lease. The letter of credit required under the forbearance agreement was issued by First Interstate Bank of Billings and was fully collateralized by MAIR’s cash account held at First Interstate Bank.  The cash supporting the letter of credit has been classified as “Restricted cash” on the Company’s balance sheet since the letter of credit was issued.

Under the terms of the defeasance agreement with UMB, the Company utilized the cash account collateralizing the letter of credit to fund the defeasance of the bonds effective July 1, 2009, the first date a voluntary prepayment is allowed under the terms of the bond documents.  The Company and the bondholders executed a mutual release of all claims against each other.  The Company also agreed to pay the Airport all rental and maintenance amounts due under the ground lease through June 30, 2009.  In exchange, the Airport agreed to terminate the ground lease effective December 31, 2008.  The Company’s guaranty also required the Company to pay the legal and administrative expenses of the bondholders in connection with the transaction.  The Company’s restricted cash provided sufficient funds to defease the bonds and pay all required legal and administrative expenses.  Therefore, the transaction will not impact the amount the Company has available to distribute to its shareholders.

In connection with the dissolution of the Company, the Company is no longer maintaining offices.  The Company has terminated its fax services and shut down its website.  From this point forward, all communications with the Company should be in writing to the following address:  MAIR Holdings, Inc., 6600 France Avenue South, Suite 620, Edina, MN  55435.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2008	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel